FOR IMMEDIATE RELEASE                                              EXHIBIT 99.1
MONDAY, JANUARY 25, 1999

                       UNION PACIFIC RESOURCES GROUP INC.
                   ANNOUNCES RECORD 1998 GROWTH IN PRODUCTION,
                 AND RESERVES, $899 MILLION LOSS AFTER WRITEDOWN

                PROJECTS PROFITABLE 1999 IN LOW-PRICE ENVIRONMENT

FORT WORTH, Texas -- Union Pacific Resources Group Inc. (NYSE - UPR) today announced that the oil price collapse of 1998 led to a loss for the year of $899 million, or $3.63 per share, despite a 53 percent increase in production and a 49 percent increase in proved reserves.

The 1998 financial results were strongly affected by a number of one-time items, most notably a previously announced $760 million after-tax, non-cash, asset impairment charge.

Discretionary cash flow totaled $922 million, or $3.72 per share, a 17 percent decrease from 1997. Crude oil prices averaged $10.48 per barrel, down 43 percent from the 1997 average of $18.36. Producing property volumes averaged 2.467 billion cubic feet of gas equivalent per day (Bcfed), a 53 percent increase over the previous year.

Capital investment of $1.2 billion in 1998, excluding the purchase of Norcen Energy Resources, was essentially the same as that of 1997. UPR was the #1 domestic driller for the seventh consecutive year, averaging 27 operated rigs.

Reserves increased by 49 percent, to a year-end total of 6.124 trillion cubic feet of gas equivalent (Tcfe), up from the 1998 year-end total of 4.100 Tcfe. Including the Norcen acquisition, the Company achieved a reserve replacement rate of 403 percent, with finding and development costs of $1.27 per million cubic feet of a gas equivalent basis.

"For UPR, 1998 was a `planned transition' year," Chairman and CEO Jack Messman said. "After our acquisition of Norcen, we laid out our plans to integrate our new assets with UPR's already strong domestic portfolio by year end, and to reduce debt by selling non-core assets within 18-24 months. Despite the unexpected jolt caused by the oil price collapse that began almost immediately after our acquisition was completed, we have successfully completed the integration of the Norcen assets and we are on schedule with our debt reduction efforts.

"We have assembled a formidable portfolio of domestic, Canadian and Latin American assets," Messman added, "with an enviable mix of both low-risk development opportunities and high-potential exploration prospects.

"We made great strides in 1998 in deleveraging, restructuring and reducing costs. The oil price collapse presented us with a required and unanticipated asset impairment, and forced a painful workforce reduction," Messman said. "We still have a tough job ahead. We have programs in place for continued cost and debt reductions, a careful plan for capital spending to maximize returns on investment, and an inventory of attractive drilling opportunities to draw on when the price picture changes for the better," Messman said.

                                 FOURTH QUARTER

In the fourth quarter, discretionary cash flow decreased 45 percent to $181 million, or $0.73 per share, compared to $328 million, or $1.31 per share for the same period in 1997. A net income decline from a profit of $74 million in the same quarter last year to a loss of $895 million, or $3.61 per share, is attributable primarily to lower hydrocarbon prices and the consequent asset impairment. Volumes average 2.399Bcfed compared to 1.621Bcfed in the same period last year. Oil prices were off 46 percent compared to fourth quarter 1997.

Fourth quarter results included several non-recurring items, the majority of which are non-cash, that collectively reduced net income by $822 million.

                                  1999 OUTLOOK

"We intend to earn a profit in 1999, assuming prices of $13.50 NYMEX for oil and $2.05 NYMEX for gas," Messman said of the Company's 1999 plan. "With 1999 capital spending reduced by almost 60 percent from last year, we expect slight declines in production rates and reserve replacement. If prices and, therefore, cash flow improve, we will devote more capital to keeping these important operational measures at least even with last year's results. Strengthening the Company's balance sheet, by lowering costs and reducing debt, is also among UPR's highest priorities.

The Company is concentrating its energies on two strategies: developing natural gas opportunities in North America, and increasing the contribution of its new Latin American interests by rapid exploitation through the drill bit. With a three-year inventory of high-return projects, UPR is well situated to operate at a high level of productivity, even at today's prices. The Company expects to reduce finding and development costs to well under $1.00 per million cubic feet on a gas equivalent basis this year, while preserving most of its exploration drilling inventory for the future.

"When prices recover, I believe UPR, due to its superior asset base and cash flow, will emerge as one of the strongest competitors among the independents. Our goal, first and always, is to increase shareholder value," Messman concluded.

Union Pacific Resources is one of the nation's largest independent oil and gas exploration and production companies. Based in Fort Worth, Texas, UPR has been the #1 domestic driller for the past seven years and was the #1 gas producer in the state of Texas in 1997.

                             DISCONTINUED OPERATIONS

The pending sale of UPR's gas gathering, processing and marketing (GPM) operations requires reclassification of results and, therefore, the GPM results are now reported separately as Discontinued Operations. With the exception of net income, all the amounts reported in this announcement are for Continuing Operations. Please refer to the attached tables for complete information.

                       UNION PACIFIC RESOURCES GROUP INC.
                              STATEMENTS OF INCOME
                        For the Period Ended December 31
                 (Dollars in Millions, Except Per Share Figures)

                                                                         FOURTH QUARTER                   TWELVE MONTHS
                                                                   --------------------------        --------------------------
                                                                      1998           1997 (2)           1998           1997 (2)
                                                                   --------------------------        --------------------------
Operating revenues:
     Oil and gas operations:
           Producing properties                                    $   347.1        $   317.1        $ 1,539.2        $ 1,293.5
           Other oil and gas revenues                                    0.2             41.8            160.7             84.7
                                                                   ---------        ---------        ---------        ---------
               Total oil and gas operations                            347.3            358.9          1,699.9          1,378.2
      Minerals                                                          25.6             34.6            141.1            139.8
                                                                   ---------        ---------        ---------        ---------
           Total operating revenues                                    372.9            393.5          1,841.0          1,518.0
                                                                   ---------        ---------        ---------        ---------
Operating expenses:
     Production                                                        107.0             77.9            444.3            300.8
     Exploration                                                       109.4             54.1            339.0            204.7
     Minerals                                                            1.8             (0.4)             3.5              3.4
     Depreciation, depletion and amortization                        1,423.3            144.6          2,125.6            504.0
     General and administrative                                         36.8             16.3            104.8             71.2
     Restructuring charge                                               17.0             --               17.0             --
                                                                   ---------        ---------        ---------        ---------
          Total operating expenses                                   1,695.3            292.5          3,034.2          1,084.1
                                                                   ---------        ---------        ---------        ---------

Operating income (loss)                                             (1,322.4)           101.0         (1,193.2)           433.9
Other income (expense) - net                                           (12.4)            14.8            (45.3)            24.5
Interest expense                                                       (70.3)           (14.2)          (249.8)           (39.5)
                                                                   ---------        ---------        ---------        ---------

Income(loss) before income taxes                                    (1,405.1)           101.6         (1,488.3)           418.9
Income (taxes) benefit                                                 544.2            (24.1)           605.2           (115.8)
                                                                   ---------        ---------        ---------        ---------

Income (loss) from continuing operations                              (860.9)            77.5           (883.1)           303.1
Income (loss) from discontinued operations - net of tax                (34.5)            (3.3)           (15.6)            29.9
                                                                   ---------        ---------        ---------        ---------

Net income(loss)                                                   $  (895.4)       $    74.2        $  (898.7)       $   333.0
                                                                   =========        =========        =========        =========

Discretionary cash flow (1)                                        $   181.0        $   328.4        $   922.2        $ 1,122.7
                                                                   =========        =========        =========        =========

Per Share:
Income (loss) from continuing operations-basic                     $   (3.48)       $    0.31        $   (3.57)       $    1.21
Income (loss) from continuing operations-diluted                   $   (3.48)       $    0.31        $   (3.57)       $    1.21
Net Income (loss) - basic                                          $   (3.61)       $    0.30        $   (3.63)       $    1.33
Net Income (loss) - diluted                                        $   (3.61)       $    0.30        $   (3.63)       $    1.33
Discretionary cash flow per share                                  $    0.73        $    1.31        $    3.72        $    4.47
Average shares outstanding (millions) basic                            247.7            249.7            247.7            250.1
Average shares outstanding (millions) diluted                          247.7            250.5            247.7            250.9



(1) Discretionary cash flow for any period means the sum of income from continuing operations; depreciation, depletion and amortization; exploration expenses; and deferred taxes.

(2) Amounts have been reclassified in connection with the reporting of discontinued operations to conform with current presentation.

                       UNION PACIFIC RESOURCES GROUP INC.
                              OPERATING STATISTICS
                        For the Period Ended December 31

                                                                           FOURTH QUARTER                TWELVE MONTHS
                                                                      1998            1997 (1)        1998             1997 (1)
                                                                   ---------------------------     ----------------------------
Producing properties average daily production:
   Natural Gas:
         United States (MMcfd)                                       1,101.1         1,067.5         1,152.8          1,090.9
         Canada (MMcfd)                                                299.5            16.8           281.2             17.6
         Other International (MMcfd)                                     6.2            --               7.1             --
                                                                   ---------       ---------       ---------        ---------
             Total (MMcfd)                                           1,406.8         1,084.3         1,441.1          1,108.5

   Natural Gas Liquids:
         United States (MBbld)                                          23.7            30.3            28.8             30.0
         Canada (MBbld)                                                  4.5             1.7             4.3              1.7
                                                                   ---------       ---------       ---------        ---------
             Total (MBbld)                                              28.2            32.0            33.1             31.7

   Crude Oil:
         United States (MBbld)                                          53.7            54.0            61.0             49.2
         Canada (MBbld)                                                 36.7             1.7            35.4              1.7
                Heavy Oil (MBbld)                                       15.0            --              14.0             --
                Light Oil (MBbld)                                       21.7             1.7            21.4              1.7
         Guatemala (MBbld)                                              22.2            --              20.8             --
         Venezuela (MBbld)                                              21.1            --              16.8             --
         Other International (MBbld)                                     3.5             1.7             3.9              2.0
                                                                   ---------       ---------       ---------        ---------
             Total (MBbld)                                             137.2            57.4           137.9             52.9

                                                                   ---------       ---------       ---------        ---------
   Total production (MMcfed)                                         2,399.4         1,620.8         2,467.0          1,615.7

Producing Properties average sales prices:
   Natural Gas:
         United States (per Mcf)                                   $    1.63       $    1.91       $    1.84        $    2.01
         Canada (per Mcf)                                               1.49            1.32            1.35             1.58
         Other International (per Mcf)                                  1.16            --              1.39             --
             Total (per Mcf)                                            1.60            1.90            1.74             2.00

   Natural Gas Liquids:
         United States (per Bbl)                                   $    7.10       $   11.63       $    8.14        $   11.57
         Canada (per Bbl)                                               7.03            6.40            6.12             5.41
             Total (per Bbl)                                            7.09           11.35            7.88            11.23

   Crude Oil:
         United States (per Bbl)                                   $   13.23       $   17.93       $   13.23        $   18.37
         Canada (per Bbl)                                               7.31           19.74            8.55            19.85
                Heavy Oil (per Bbl)                                     6.82            --              5.82             --
                Light Oil (per Bbl)                                     7.65           19.74           10.33            19.85
         Guatemala (per Bbl)                                            6.14            --              6.95             --
         Venezuela (per Bbl)                                            8.55            --              8.75             --
         Other International (per Bbl)                                  8.76           15.00           11.37            16.90
             Total (per Bbl)                                            9.66           17.89           10.48            18.36

   Total sales price (MMcfed)                                      $    1.57       $    2.13       $    1.71        $    2.19

Total Company average costs:
       Production costs (per Mcfe)                                 $    0.48       $    0.52       $    0.49        $    0.51
       DD&A (per Mcfe)                                                  6.45            0.97            2.36             0.85
       DD&A without impairment (per Mcfe)                               1.13            0.97            1.06             0.85
       General and administrative without Restructuring Charge          0.17            0.11            0.12             0.12
       (per Mcfe)

   Debt as a percent of total capitalization                            --              --              86.3%            41.1%

(1) Amounts have been reclassified in connection with the reporting of discontinued operations to conform with current presentation.

                       UNION PACIFIC RESOURCES GROUP INC.
                            STATEMENTS OF CASH FLOWS
                        For the Period Ended December 31
                              (Dollars in Millions)


                                                                          FOURTH QUARTER                TWELVE MONTHS
                                                                      1998          1997 (1)         1998            1997 (1)
                                                                    --------       --------        --------        --------
Cash provided by operations:
     Net income(loss) from continuing operations                   ($ 860.9)       $   77.5        ($ 883.1)       $  303.1
     Depreciation, depletion and amortization                       1,423.3           144.6         2,125.6           504.0
     Exploration expenses                                             109.4            54.1           339.0           204.7
     Deferred taxes                                                  (490.8)           52.2          (659.3)          110.9
                                                                   --------        --------        --------        --------
          Discretionary cash flow                                     181.0           328.4           922.2         1,122.7
     Working capital changes and other                               (185.3)         (172.4)           91.5          (266.5)
                                                                   --------        --------        --------        --------
Cash provided (used) by operations                                     (4.3)          156.0         1,013.7           856.2
                                                                   --------        --------        --------        --------
Cash used by investing activities:
     Capital  and exploratory expenditures                            (76.5)         (317.0)       (1,194.5)       (1,188.4)
     Acquisition of Norcen                                             --              --          (2,634.3)           --
     Proceeds from sales of assets                                    174.5            22.3           436.6            37.3
     Proceeds from sales of investments                                --              --              48.4            --
     Cash provided (used) by discontinued operations                 (126.5)          (17.8)           50.4          (221.8)
     Other investing activities - net                                  --             (11.3)           --             (17.7)
                                                                   --------        --------        --------        --------
Cash used by investing activities                                     (28.5)         (323.8)       (3,293.4)       (1,390.6)
                                                                   --------        --------        --------        --------
Financing activities:
     Dividends paid                                                   (12.4)          (12.5)          (49.6)          (50.0)
     Debt financing(net)                                               (3.7)          252.6         2,319.5           559.6
     Purchase of treasury stock                                        (4.6)          (49.9)          (26.7)          (52.3)
     Other financings - net                                            23.4             5.4           (21.8)           30.4
                                                                   --------        --------        --------        --------
Cash provided by financing activities                                   2.7           195.6         2,221.4           487.7
                                                                   --------        --------        --------        --------

Net change in cash and temporary investments                       ($  30.1)       $   27.8        ($  58.3)       ($  46.7)
                                                                   ========        ========        ========        ========

(1) Amounts have been reclassified in connection with the reporting of discontinued operations to conform with current presentation.

                       UNION PACIFIC RESOURCES GROUP INC.
                        STATEMENTS OF FINANCIAL POSITION
                                As of December 31
                              (Dollars in Millions)


                                                                      1998         1997 (1)
                                                                   --------       --------
Assets:
    Current assets                                                 $  441.4       $  396.6
    Properties - net                                                6,093.3        2,901.1
    Intangible and Other assets                                       180.8          138.2
    Net assets of discontinued operations                             926.9          877.8
                                                                   --------       --------

            Total                                                  $7,642.4       $4,313.7
                                                                   ========       ========

Liabilities and shareholders' equity:
    Current liabilities                                            $  495.9       $  402.5
    Debt due within one year                                          851.9           --
    Debt due after one year                                         3,729.4        1,230.6
    Deferred income taxes                                           1,291.6          552.9
    Other liabilities                                                 545.4          367.0
    Shareholders' equity                                              728.2        1,760.7
                                                                   --------       --------
            Total
                                                                   $7,642.4       $4,313.7
                                                                   ========       ========


(1) Amounts have been reclassified in connection with the reporting of discontinued operations to conform with current presentation.

                       UNION PACIFIC RESOURCES GROUP INC.
                       SUPPLEMENTAL FINANCIAL INFORMATION*
                     For the Period Ended December 31, 1998


EXPLORATION AND PRODUCTION CAPITAL AND COSTS ($MM)
           Norcen's E&P Assets                                     $ 3,425
           Exploration and Production Capital                        1,159
           Exploration Overhead and Delay Rentals                       36
                                                                   -------
                TOTAL                                                4,620
                                                                   =======
PROVED RESERVES (BCFE)
           Beginning of Year                                         4,100
           Revisions of Previous Estimates                              18
           Extensions, Discoveries and Other Additions                 608
           Norcen Reserves-in-Place                                  2,885
           Purchases of Reserves-in-Place                              118
           Sales of Reserves-in-Place                                 (704)
           Production                                                 (901)
                                                                   -------
                END OF YEAR                                          6,124
                                                                   =======
                PROVED DEVELOPED                                     4,956
                                                                   =======

Replacement %                                                          403%
Finding and Development Costs ($/Mcfe)                             $  1.27

NON-RECURRING ITEMS IN 4TH QUARTER 1998
                                                                   Net Income
                                                                  Impact ($MM)
                                                                  ------------

           FAS 121 Impairment                                         (760)
           Restructuring Charge                                        (11)
           Gas Transportation Mark to Market                           (23)
           Loss on Producing Property Sales                             (8)
           Interest Lock-in Write Off                                   (9)
           Other                                                       (11)
                                                                   -------
                Total                                                 (822)
                                                                   =======



* For more detail and final numbers and calculations, refer to our Annual Report on Form 10-K for the year ended December 31,1998.

This press release, other than historical financial information, contains forward looking statements that involve risks and uncertainties including planned construction and drilling activity, expected production efforts and volumes and budgeted capital expenditures, and other risks and uncertainties detailed in the Company's SEC reports, including the report on Form 10-Q for the quarter ended September 30, 1998. Actual results may vary materially.

Media Contact:                                              Analyst Contact:
Dan Sullivan                                                David Larson
Director, Public Affairs                        Director, Investor Relations
817-321-6527                                                817-321-7294

Internet:  www.upr.com